UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/26/2010

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 26, 2010, the Registrant received a letter from Staff at The Nasdaq Stock Market ("Nasdaq"), stating that the Registrant's common stock will be delisted at the opening of business on February 4, 2010 because the Registrant is not in compliance with Nasdaq's Listing Rule 5250(c)(1) ("Nasdaq Rule"), unless the Registrant appeals the staff determination by February 2, 2010. The Registrant is not in compliance with the Nasdaq Rule because it has not filed its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2009 and October 31, 2009 ("Delinquent Reports").

The Registrant will appeal the staff determination by requesting a hearing with a Nasdaq Hearings Panel. The hearing request will automatically stay the delisting for a period of 15 calendar days, until February 17, 2010. The Registrant's common stock will continue to trade on Nasdaq during the automatic 15-day stay period.

Although the Registrant expects to file the delinquent Quarterly Reports on or before February 17, 2010, the Registrant will request a stay of the delisting past February 17, 2010 through the hearing date to provide the Registrant with additional time, if required, to file the delinquent Quarterly Reports.   If the Registrant's request is granted to stay the delisting past February 17, 2010 through the hearing date, then the Registrant's common stock will continue to trade on Nasdaq through the hearing date. There can be no assurance, however, that the Registrant's request to stay the delisting past February 17, 2010 will be granted.

On January 27, 2010, the Registant issued a press release announcing receipt of the Nasdaq notice and its intention to file a request for hearing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: January 29, 2010	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated January 27, 2010